Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-206640

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated January 27, 2017, as supplemented by Prospectus Supplement No. 1 dated March 9, 2017 and Prospectus Supplement No. 2 dated May 5, 2017)

5,000,000 Shares of Beneficial Interest

SPDR® LONG DOLLAR GOLD TRUST, A SERIES OF WORLD

CURRENCY GOLD TRUST

This Prospectus Supplement No. 3 (“Supplement No. 3”) supplements and amends our Prospectus dated January 27, 2017 (the “Prospectus”), as supplemented by Prospectus Supplement No. 1 dated March 9, 2017 and Prospectus Supplement No. 2 dated May 5, 2017. Supplement No. 3 includes the quarterly report on Form 10-Q filed by the Registrant for the quarter ended June 30, 2017. Supplement No. 3 should be read together with the Prospectus.

Shares of the SPDR® Long Dollar Gold Trust are listed on NYSE Arca under the symbol “GLDW.”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 16 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered or determined if the Prospectus or this Prospectus Supplement No. 3 is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus Supplement No. 3 is August 4, 2017.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

for the quarterly period ended June 30, 2017

☐	Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

for the transition period from                      to

Commission file number: 001-37996

SPDR® Long Dollar Gold Trust

a series of

WORLD CURRENCY GOLD TRUST

(SPONSORED BY WGC USA ASSET MANAGEMENT COMPANY, LLC)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-7650517
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o WGC USA Asset Management Company, LLC

685 Third Avenue 27th Floor

New York, New York 10017

(Address of Principal Executive Offices)

(212) 317-3800

(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of August 4, 2017, the Registrant had 160,000 Shares outstanding.

WORLD CURRENCY GOLD TRUST

WORLD CURRENCY GOLD TRUST

Part 1.	FINANCIAL INFORMATION

Item 1. Unaudited Financial Statements

Index

Documents	Page
Unaudited Statement of Financial Condition, Schedule of Investments, Statements of Operations, Statements of Cash Flows and Statement of Changes in Net Assets	2
World Currency Gold Trust and SPDR® Long Dollar Gold Trust (combined)	2
SPDR® Long Dollar Gold Trust	7
Notes to Unaudited Financial Statements	12

World Currency Gold Trust

Unaudited Combined Statement of Financial Condition

at June 30, 2017(2)

(Amounts in 000’s of US$ except for share and per share data)	Jun-30, 2017
(unaudited)
ASSETS
Investment in Gold (cost $25,483 at June 30, 2017)	$26,233

Total Assets	$26,233

LIABILITIES
Accounts payable to Sponsor	$7
Gold Delivery Agreement payable	136

Total Liabilities	$143

Net Assets	$26,090

Shares issued and outstanding(1)	220,000
Net asset value per Share	$118.59

(1)	Authorized share capital is unlimited and the par value of the Shares is $0.00.
(2)	No comparative has been provided as operations commenced on January 27, 2017. See Note 1.

See notes to the unaudited financial statements

World Currency Gold Trust

Unaudited Combined Schedule of Investments

at June 30, 2017(1)

(All balances in 000’s except for percentages)

June 30, 2017	Ounces of gold	Cost	Fair Value	% of Net Assets
(unaudited)
Investment in Gold	21.1	$25,483	$26,233	100.55%
Gold Delivery Agreement	—	—	—	0.00%

Total Investments	21.1	$25,483	$26,233	100.55%
Liabilities in excess of other assets			(143)	(0.55)%

Net Assets			$26,090	100.00%

Derivatives Contract

at June 30, 2017 (unaudited)

Underlying Instrument	Counter-Party	Notional Value	Expiration Date	Unrealized Appreciation/(Depreciation)
Gold Delivery Agreement	Merrill Lynch International	$26,233	6/28/19	$—

(1)	No comparative has been provided as operations commenced on January 27, 2017. See Note 1.

See notes to the unaudited financial statements

World Currency Gold Trust

Unaudited Combined Statements of Operations

For the three and nine months ended June 30, 2017(1)

(Amounts in 000’s of US$, except per share data)	Three Months Ended Jun-30, 2017	Nine Months Ended Jun-30, 2017
	(unaudited)	(unaudited)
Expenses
Sponsor fees	$22	$35
Gold Delivery Provider fees	11	18

Total expenses	33	53

Net investment loss	(33)	(53)

Net realized and change in unrealized gain/(loss) on investment in gold and Gold Delivery Agreement
Net realized gain/(loss) from investment in gold sold to pay Sponsor fees	1	2
Net realized gain/(loss) from Gold Delivery Agreement	(1,227)	(1,313)
Net realized gain/(loss) from gold sold to cover Gold Delivery Provider fees	115	154
Net change in unrealized appreciation/(depreciation) from investment in gold	(62)	750

Net realized and change in unrealized gain/(loss) from investment in gold and Gold Delivery Agreement	(1,173)	(407)

Net Loss	$(1,206)	$(460)

Net Income/(loss) per share	$(5.48)	$(2.20)

Weighted average number of shares (in 000’s)	220	209

(1)	No comparative has been provided as operations commenced on January 27, 2017. See Note 1.

See notes to the unaudited financial statements

World Currency Gold Trust

Unaudited Combined Statements of Cash Flows

For the three and nine months ended June 30, 2017(1)

(Amounts in 000’s of US$)	Three Months Ended Jun-30, 2017	Nine Months Ended Jun-30, 2017
	(unaudited)	(unaudited)
INCREASE/DECREASE IN CASH FROM OPERATIONS:
Cash proceeds received from sales of gold	$34	$46
Cash expenses paid	(34)	(46)

Increase/(Decrease) in cash resulting from operations	—	—

INCREASE/DECREASE IN CASH FLOWS FROM FINANCING ACTIVITIES:
Cash proceeds from issuance of stock	—	1
Cash paid for repurchase of stock	—	(1)

Increase/(Decrease) in cash resulting from financing activities	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Value of gold received for creation of shares - net of gold receivable	$—	$26,550

Value of gold distributed for redemption of shares - net of gold payable	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING ACTIVITIES:
Value of Gold Delivery Agreement inflows - net of Gold Delivery Agreement receivable	$1,697	$3,137

Value of Gold Delivery Agreement outflows - net of Gold Delivery Agreement payable	$(2,628)	$(4,314)

(Amounts in 000’s of US$)	Three Months Ended Jun-30, 2017	Nine Months Ended Jun-30, 2017
	(unaudited)	(unaudited)
RECONCILIATION OF NET INCOME/(LOSS) TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net Loss	$(1,206)	$(460)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Proceeds from sales of gold to pay expenses	34	46
Net realized (gain)/loss from investment in gold sold to pay Sponsor fees	(1)	(2)
Net realized (gain)/loss from Gold Delivery Agreement	1,227	1,313
Net realized (gain)/loss from gold sold to cover Gold Delivery Provider fees	(115)	(154)
Net change in unrealized (appreciation)/depreciation on investment in gold	62	(750)
Increase/(Decrease) in accounts payable to Sponsor	(1)	7

Net cash provided by operating activities	$—	$—

(1)	No comparative has been provided as operations commenced on January 27, 2017. See Note 1.

See notes to the unaudited financial statements

World Currency Gold Trust

Unaudited Combined Statement of Changes in Net Assets

For the nine months ended June 30, 2017(1)

(Amounts in 000’s of US$)	Nine Months Ended Jun-30, 2017
(unaudited)
Net Assets - Opening Balance	$—
Creations	26,550
Repurchase of stock	(1)
Issuance of stock	1
Net investment loss	(53)
Net realized gain/(loss) from investment in gold sold to pay Sponsor fees	2
Net realized gain/(loss) from Gold Delivery Agreement	(1,313)
Net realized gain/(loss) from gold sold to cover Gold Delivery Provider fees	154
Net change in unrealized appreciation/(depreciation) on investment in gold	750

Net Assets - Closing Balance	$26,090

(1)	No comparative has been provided as operations commenced on January 27, 2017. See Note 1.

See notes to the unaudited financial statements

SPDR® Long Dollar Gold Trust

Unaudited Statement of Financial Condition

at June 30, 2017(2)

(Amounts in 000’s of US$ except for share and per share data)	Jun-30, 2017
(unaudited)
ASSETS
Investment in Gold (cost $25,483 at June 30, 2017)	$26,233

Total Assets	$26,233

LIABILITIES
Accounts payable to Sponsor	$7
Gold Delivery Fee Agreement payable	136

Total Liabilities	$143

Net Assets	$26,090

Shares issued and outstanding(1)	220,000
Net asset value per Share	$118.59

(1)	Authorized share capital is unlimited and the par value of the Shares is $0.00.
(2)	No comparative has been provided as operations commenced on January 27, 2017. See Note 1.

See notes to the unaudited financial statements

SPDR® Long Dollar Gold Trust

Unaudited Schedule of Investments

at June 30, 2017(1)

(All balances in 000’s except for percentages)

June 30, 2017	Ounces of gold	Cost	Fair Value	% of Net Assets
(unaudited)
Investment in Gold	21.1	$25,483	$26,233	100.55%
Gold Delivery Agreement	—	—	—	0.00%

Total Investments	21.1	$25,483	$26,233	100.55%
Liabilities in excess of other assets			(143)	(0.55)%

Net Assets			$26,090	100.00%

Derivatives Contract

at June 30, 2017 (unaudited)

Underlying Instrument	Counter-Party	Notional Value	Expiration Date	Unrealized Appreciation/(Depreciation)
Gold Delivery Agreement	Merrill Lynch International	$26,233	6/28/19	$—

(1)	No comparative has been provided as operations commenced on January 27, 2017. See Note 1.

See notes to the unaudited financial statements

SPDR® Long Dollar Gold Trust

Unaudited Statements of Operations

For the three and nine months ended June 30, 2017(1)

(Amounts in 000’s of US$, except per share data)	Three Months Ended Jun-30, 2017	Nine Months Ended Jun-30, 2017
	(unaudited)	(unaudited)
Expenses
Sponsor fees	$22	$35
Gold Delivery Provider fees	11	18

Total expenses	33	53

Net investment loss	(33)	(53)

Net realized and change in unrealized gain/(loss) on investment in gold and Gold Delivery Agreement
Net realized gain/(loss) from investment in gold sold to pay Sponsor fees	1	2
Net realized gain/(loss) from Gold Delivery Agreement	(1,227)	(1,313)
Net realized gain/(loss) from gold sold to cover Gold Delivery Provider fees	115	154
Net change in unrealized appreciation/(depreciation) from investment in gold	(62)	750

Net realized and change in unrealized gain/(loss) from investment in gold and Gold Delivery Agreement	(1,173)	(407)

Net Loss	$(1,206)	$(460)

Net Income/(loss) per share	$(5.48)	$(2.20)

Weighted average number of shares (in 000’s)	220	209

(1)	No comparative has been provided as operations commenced on January 27, 2017. See Note 1.

See notes to the unaudited financial statements

SPDR® Long Dollar Gold Trust

Unaudited Statements of Cash Flows

For the three and nine months ended June 30, 2017(1)

(Amounts in 000’s of US$)	Three Months Ended Jun-30, 2017	Nine Months Ended Jun-30, 2017
	(unaudited)	(unaudited)
INCREASE/DECREASE IN CASH FROM OPERATIONS:
Cash proceeds received from sales of gold	$34	$46
Cash expenses paid	(34)	(46)

Increase/(Decrease) in cash resulting from operations	—	—

INCREASE/DECREASE IN CASH FLOWS FROM FINANCING ACTIVITIES:
Cash proceeds from issuance of stock	—	1
Cash paid for repurchase of stock	—	(1)

Increase/(Decrease) in cash resulting from financing activities	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Value of gold received for creation of shares - net of gold receivable	$—	$26,550

Value of gold distributed for redemption of shares - net of gold payable	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING ACTIVITIES:
Value of Gold Delivery Agreement inflows - net of Gold Delivery Agreement receivable	$1,697	$3,137

Value of Gold Delivery Agreement outflows - net of Gold Delivery Agreement payable	$(2,628)	$(4,314)

(Amounts in 000’s of US$)	Three Months Ended Jun-30, 2017	Nine Months Ended Jun-30, 2017
	(unaudited)	(unaudited)
RECONCILIATION OF NET INCOME/(LOSS) TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net Loss	$(1,206)	$(460)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities
Proceeds from sales of gold to pay expenses	34	46
Net realized (gain)/loss from investment in gold sold to pay Sponsor fees	(1)	(2)
Net realized (gain)/loss from Gold Delivery Agreement	1,227	1,313
Net realized (gain)/loss from gold sold to cover Gold Delivery Provider fees	(115)	(154)
Net change in unrealized (appreciation)/depreciation on investment in gold	62	(750)
Increase/(Decrease) in accounts payable to Sponsor	(1)	7

Net cash provided by operating activities	$—	$—

(1)	No comparative has been provided as operations commenced on January 27, 2017. See Note 1.

See notes to the unaudited financial statements

SPDR® Long Dollar Gold Trust

Unaudited Statement of Changes in Net Assets

For the nine months ended June 30, 2017(1)

(Amounts in 000’s of US$)	Nine Months Ended Jun-30, 2017
(unaudited)
Net Assets - Opening Balance	$—
Creations	26,550
Repurchase of stock	(1)
Issuance of stock	1
Net investment loss	(53)
Net realized gain/(loss) from investment in gold sold to pay Sponsor fees	2
Net realized gain/(loss) from Gold Delivery Agreement	(1,313)
Net realized gain/(loss) from gold sold to cover Gold Delivery Provider fees	154
Net change in unrealized appreciation/(depreciation) on investment in gold	750

Net Assets - Closing Balance	$26,090

(1)	No comparative has been provided as operations commenced on January 27, 2017. See Note 1.

See notes to the unaudited financial statements

WORLD CURRENCY GOLD TRUST

Notes to the unaudited financial statements

1.	Organization

World Currency Gold Trust (the “Trust”) was organized as a Delaware statutory trust on August 27, 2014 and is governed by the Third Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”), dated as of January 6, 2017, between WGC USA Asset Management Company, LLC (the “Sponsor”) and the Delaware Trust Company (the “Trustee”). The Trust is authorized to issue an unlimited number of shares of beneficial interest (“Shares”). The beneficial interest in the Trust may be divided into one or more series. The Trust has established five separate series. The accompanying unaudited financial statements relate to the Trust and SPDR® Long Dollar Gold Trust (the “Fund”), currently the only operational series of the Trust, which commenced operations in the first calendar quarter of 2017. The fiscal year end of both the Trust and the Fund is September 30.

The investment objective of the Fund is to seek to track the performance of the Solactive GLD® Long USD Gold Index (the “Index”), less Fund expenses. The Index seeks to track the daily performance of a long position in physical gold, as represented by the London Bullion Market Association (“LBMA”) Gold Price AM, and a short position in a basket of specific non-U.S. currencies (i.e., a long U.S. dollar (“USD”) exposure versus the basket). Those non-U.S. currencies, which are weighted according to the Index, consist of the following: euro, Japanese yen, British pound sterling, Canadian dollar, Swedish krona, and Swiss franc (each, a “Reference Currency” and together the “Reference Currencies”).

BNY Mellon Asset Servicing, a division of The Bank of New York Mellon (“BNYM”) is the Administrator and Transfer Agent of the Fund. BNYM also serves as the custodian of the Fund’s cash, if any. HSBC Bank plc (the “Custodian”) is responsible for custody of the Fund’s gold bullion. Merrill Lynch International is the Gold Delivery Provider to the Fund. State Street Global Markets, LLC is the marketing agent of the Fund. Solactive AG (“Index Provider”) has licensed the Index to the Sponsor for use with the Fund.

The statement of financial condition and schedule of investments at June 30, 2017, the statements of operations and of cash flows for the three and nine months ended June 30, 2017 and the statement of changes in net assets for the nine months ended June 30, 2017 have been prepared on behalf of the Trust and the Fund without audit. In the opinion of management of the Sponsor, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of and for the three and nine months ended June 30, 2017 and for all periods presented have been made. The results of operations for the three and nine months ended June 30, 2017 are not necessarily indicative of the operating results for the full fiscal year.

Capitalized terms used but not defined herein shall have the meaning as set forth in the Declaration of Trust.

The Trust had no operations with respect to the Fund’s Shares prior to January 27, 2017 other than matters relating to its organization, the registration of the Fund’s Shares under the Securities Act of 1933, as amended, and the sale and issuance by the Fund on December 19, 2016 to WGC (US) Holdings, Inc. of 10 Shares of the Fund for an aggregate purchase price of $1,000.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies.

2.1.	Basis of Accounting

The accompanying unaudited financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”), which require management to make certain estimates and assumptions that affect the reported amounts and disclosures in the unaudited financial statements. Actual results could differ from those estimates.

These financial statements present the financial condition, results of operations and cash flows of the Fund and the Fund and Trust combined. For the periods presented, there were no balances or activity for the Trust apart from those from the Fund when combined, and the footnotes accordingly relate to the Fund, unless stated otherwise.

2.2.	Basis of Presentation

The financial statements are presented for the Trust, as the SEC registrant, combined with the Fund and for the Fund individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Fund shall be enforceable only against the assets of the Fund and not against the assets of the Trust generally or any other fund that the Trust may establish in the future.

2.3.	Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments of sufficient credit quality with original maturity of three months or less.

2.4.	Investment Company Status

The Fund is an investment company in accordance with U.S. GAAP and follows the accounting and reporting guidance according to Accounting Standards Codification Topic 946.

2.5.	Solactive GLD® Long USD Gold Index—Gold Delivery Agreement

Pursuant to the terms of the Gold Delivery Agreement, the Fund will enter into a transaction to deliver gold bullion to, or receive gold bullion from, Merrill Lynch International, as Gold Delivery Provider, each Business Day. The amount of gold bullion transferred essentially will be equivalent to the Fund’s profit or loss as if the Fund had exchanged the Reference Currencies comprising the FX Basket, in the proportion in which they are reflected in the Index, for USDs in an amount equal to the Fund’s holdings of gold bullion on such day. In general, if there is a currency gain (i.e., the value of the USD against the Reference Currencies comprising the FX Basket increases), the Fund will receive gold bullion. In general, if there is a currency loss (i.e., the value of the USD against the Reference Currencies comprising the FX Basket decreases), the Fund will deliver gold bullion. In this manner, the amount of gold bullion held by the Fund will be adjusted to reflect the daily change in the value of the Reference Currencies comprising the FX Basket against the USD. The Gold Delivery Agreement requires gold bullion ounces calculated pursuant to formulas contained in the Gold Delivery Agreement to be delivered to the custody account of the Fund or Gold Delivery Provider, as applicable. The fee that the Fund pays the Gold Delivery Provider for its services under the Gold Delivery Agreement is accrued daily and reflected in the calculation of the amount of gold bullion to be delivered pursuant to the Gold Delivery Agreement. The realized gain/loss from the Gold Delivery Agreement is disclosed on the Statement of Operations and the Statement of Changes in Net Assets. The realized gain/loss is only shown on the Statement of Financial Condition to the extent not received/paid.

The Index is designed to represent the daily performance of a long position in physical gold, as represented by the LBMA Gold Price AM, and a short position in the basket of Reference Currencies with weightings determined by the Index (“FX Basket”). The Reference Currencies and their respective weightings in the Index are as follows: euro (EUR/USD) (57.6%), Japanese yen (USD/JPY) (13.6%), British pound sterling (GBP/USD) (11.9%), Canadian dollar (USD/CAD) (9.1%), Swedish krona (USD/SEK) (4.2%), and Swiss franc (USD/CHF) (3.6%).

2.6.	Fair Value Measurement

U.S. GAAP defines fair value as the price the Fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Fund’s policy is to value its investments at fair value.

Various inputs are used in determining the fair value of the Fund’s assets or liabilities. Inputs may be based on independent market data (“observable inputs”) or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 – Inputs that are unobservable for the asset and liability, including the Fund’s assumptions (if any) used in determining the fair value of investments.

The following table summarizes the Fund’s investments at fair value:

(Amounts in 000’s of US$) June 30, 2017	Level 1	Level 2	Level 3
Investment in Gold	$26,233	$—	$—
Gold Delivery Agreement	—	—	—

Total	$26,233	$—	$—

There were no transfers between Level 1 and other Levels for the nine months ended June 30, 2017.

The Administrator values the gold held by the Fund on the basis of the price of an ounce of gold as determined by ICE Benchmark Administration Limited (“IBA”), a benchmark administrator, which provides an independently administered auction process, as well as the overall administration and governance for the LBMA Gold Price. In determining the net asset value (“NAV”) of the Fund, the Administrator values the gold held by the Fund on the basis of the price of an ounce of gold determined by the IBA 10:30 AM auction process (“LBMA Gold Price AM”), which is an electronic auction, with the imbalance calculated and the price adjusted in rounds (45 seconds in duration). The auction runs twice daily at 10:30 AM and 3:00 PM London time. The Administrator calculates the NAV of the Fund on each day the NYSE Arca is open for regular trading, generally as of 12:00 PM New York time. If no LBMA Gold Price AM is made on a particular evaluation day or if the LBMA Gold Price PM has not been announced by 12:00 PM New York time on a particular evaluation day, the next most recent LBMA Gold Price AM is used in the determination of the NAV of the Fund, unless the Administrator, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for such determination.

2.7.	Custody of Gold

Gold bullion is held by HSBC Bank plc on behalf of the Fund. During the nine month period ended June 30, 2017, no gold was held by a subcustodian.

2.8.	Gold Delivery Agreement Receivable

Gold Delivery Agreement receivable represents the quantity of gold due to be received under the Gold Delivery Agreement. The gold is transferred to the Fund’s allocated gold bullion account at the Custodian two business days after the valuation date.

Jun-30, 2017
(Amounts in 000’s of US$)
Gold Delivery Agreement receivable	$—

2.9.	Gold Delivery Agreement Payable

Gold Delivery Agreement payable represents the quantity of gold due to be delivered under the Gold Delivery Agreement. The gold is transferred from the Fund’s allocated gold bullion account at the Custodian two business days after the valuation date.

(Amounts in 000’s of US$)	Jun-30, 2017
Gold Delivery Agreement payable	$136

2.10.	Creations and Redemptions of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Units (a Creation Unit equals a block of 10,000 Shares). The Fund issues Shares in Creation Units to certain authorized participants (“Authorized Participants”) on an ongoing basis. The creation and redemption of Creation Units is only made in exchange for the delivery to the Fund or the distribution by the Fund of the amount of gold and any cash represented by the Creation Units being created or redeemed, the amount of which will be based on the net asset value of the number of Shares included in the Creation Units being created or redeemed determined on the day the order to create or redeem Creation Units is properly received.

The Fund commenced trading shares in January 2017. As the Shares of the Fund are redeemable in Creation Units at the option of the Authorized Participants, the Fund has classified the Shares as Net Assets. Changes in the Shares for the nine months ended June 30, 2017 are as follows:

Nine Months Ended Jun-30, 2017
(Amounts in 000’s)
Activity in Number of Shares Issued and Outstanding:
Creations	220
Redemptions	(—)

Net change in number of Shares Issued and Outstanding	220

Nine Months Ended Jun-30, 2017
(Amounts in 000’s of US$)
Activity in Value of Shares Issued and Outstanding:
Creations	$26,550
Redemptions	(—)

Net change in value of Shares Issued and Outstanding	$26,550

2.11.	Revenue Recognition Policy

The Administrator will, at the direction of the Sponsor, sell the Fund’s gold as necessary to pay the Fund’s expenses. When selling gold to pay expenses, the Administrator will endeavor to sell the smallest amount of gold needed to pay expenses in order to minimize the Fund’s holdings of assets other than gold. Unless otherwise directed by the Sponsor, to meet expenses the Administrator will sell gold to the Custodian at the next LBMA Gold Price AM following the sale order. A gain or loss is recognized based on the difference between the selling price and the average cost of the gold sold, and such amounts are reported as net realized gain/(loss) from investment in gold sold to pay expenses on the Statement of Operations. All numbers referenced in note 2.11 are in thousands.

The Fund’s net realized and change in unrealized gain/(loss) on investment in gold and Gold Delivery Agreement for the nine month period ended June 30, 2017 of ($407) is made up of a realized gain of $2 from the sale of gold to pay Sponsor fees, a realized loss of ($1,313) from the Gold Delivery Agreement, a realized gain of $154 from gold sold to cover Gold Delivery Provider fees, and a change in unrealized appreciation of $750 on investment in gold and Gold Delivery Agreement.

The Fund’s net realized and change in unrealized gain/(loss) on investment in gold for the three month period ended June 30, 2017 of ($1,173) is made up of a realized gain of $1 from the sale of gold to pay Sponsor fees, a realized loss of ($1,227) from the Gold Delivery Agreement, a realized gain of $115 from gold sold to cover Gold Delivery Provider fees, and a net decrease in unrealized appreciation of ($62) on investment in gold.

2.12.	Income Taxes

The Fund is classified as a “grantor trust” for U.S. federal income tax purposes. As a result, the Fund will not be subject to U.S. federal income tax. Instead, the Fund’s income and expenses “flow through” to the Shareholders, and the Administrator reports the Fund’s proceeds, income, deductions, gains and losses to the Internal Revenue Service on that basis.

The Sponsor has evaluated whether or not there are uncertain tax positions that require financial statement recognition and has determined that no reserves for uncertain tax positions are required as of June 30, 2017.

3.	Related Parties – Sponsor

The Sponsor receives an annual fee equal to 0.33% of NAV of the Fund, calculated on a daily basis.

The Sponsor is responsible for the payment of all ordinary fees and expenses of the Fund, including but not limited to the following: fees charged by the Fund’s administrator, custodian, index provider, marketing agent and trustee; exchange listing fees; typical maintenance and transaction fees of The Depository Trust Company; SEC registration fees; printing and mailing costs; audit fees and expenses; and, legal fees not in excess of $100,000 per annum and expenses and applicable license fees. The Sponsor is not, however, required to pay any extraordinary expenses incurred in the ordinary course of the Fund’s business as outlined in the Sponsor’s agreement with the Trust.

4.	Fund Expenses

The Fund’s only ordinary recurring operating expenses are the Sponsor’s annual fee of 0.33% of the NAV of the Fund and the Gold Delivery Provider’s annual fee of 0.17% of the NAV of the Fund, each of which accrue daily. The Sponsor’s fee is payable by the Fund monthly in arrears, while the Gold Delivery Provider’s fee is paid daily, so that the Fund’s total annual expense ratio is expected to equal to 0.50% of daily net assets. Expenses payable by the Fund reduce the NAV of the Fund.

5.	Concentration of Risk

The Fund’s primary business activities are the investment in gold bullion, the gold delivery agreement, and the issuance and sale of Shares. Various factors can affect the price of gold including: (i) global gold supply and demand, which is influenced by such factors as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold-producing countries such as China, Australia, South Africa and the United States; (ii) investors’ expectations with respect to the rate of inflation; (iii) currency exchange rates; (iv) interest rates; (v) investment and trading activities of hedge funds and commodity funds; and (vi) global or regional political, economic or financial events and situations. In addition, there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the Sponsor expects the value of an investment in the Shares to decline proportionately. Each of these events could have a material effect on the Fund’s financial position and results of operations.

6.	Foreign Currency Risk

The Fund does not hold foreign currency, but it is exposed to foreign currency risk as a result of its transactions under the Gold Delivery Agreement. Foreign currency exchange rates may fluctuate significantly over short periods of time and can be unpredictably affected by political developments or government intervention. The value of the Reference Currencies included in the FX Basket may be impacted by several factors, including: monetary policies of central banks within the relevant foreign countries or markets; global or regional economic, political or financial events; inflation or interest rates of the relevant foreign countries and investor expectations concerning inflation or interest rates; and debt levels and trade deficits of the relevant foreign countries.

Currency exchange rates are influenced by the factors identified above and may also be influenced by, among other things: changing supply and demand for a particular currency; monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries); changes in balances of payments and trade; trade restrictions; and currency devaluations and revaluations. Also, governments from time to time intervene in the currency markets, directly and by regulation, in order to influence rates directly. These events and actions are unpredictable. The resulting volatility in the Reference Currency exchange rates relative to the USD could materially and adversely affect the value of the Shares.

7.	Counterparty Risk

If the Gold Delivery Provider fails to deliver Gold pursuant to its obligations under the Gold Delivery Agreement, such failure would have an adverse effect on the Fund in meeting its investment objective. Moreover, to the extent that the Gold Delivery Provider is unable to honor its obligations under the Agreement, such as due to bankruptcy or default under the Agreement or for any other reason, the Fund would need to find a new entity to act in the same capacity as the Gold Delivery Provider. If the Fund could not quickly find a new entity to act in that capacity, the Fund may not be able to meet its investment objective. The transactions under the Gold Delivery Agreement will terminate on June 28, 2019, unless the parties can agree on extension terms. If the parties cannot agree on extension terms and the Fund is unable to find a new entity to act as Gold Delivery Provider, the Fund may not be able to meet its investment objective.

8.	Derivative Contract Information

For the three and nine months ended June 30, 2017, the effect of derivative contracts in the Fund’s Statements of Operations was as follows:

Risk exposure derivative type	Location of Gain or Loss on Derivatives Recognized in Income	Nine months ended Jun-30, 2017
(Amounts in 000’s of US$)
Currency Risk	Net Realized gain/(loss) from Gold Delivery Agreement	$(1,313)

The table below summarizes the average daily notional value of derivative contracts outstanding during the period:

Nine months ended Jun-30, 2017
(Amounts in 000’s of US$)
Average notional	$25,851

Risk exposure derivative type	Location of Gain or Loss on Derivatives Recognized in Income	Three months ended Jun-30, 2017
(Amounts in 000’s of US$)
Currency Risk	Net Realized gain/(loss) from Gold Delivery Agreement	$(1,227)

The table below summarizes the average daily notional value of derivative contracts outstanding during the period:

Three months ended Jun-30, 2017
(Amounts in 000’s of US$)
Gold Delivery Agreement Average notional	$27,153

The notional of the contract varies daily based on the value of gold held at the Custodian.

At June 30, 2017, the Fund’s over-the-counter (“OTC”) derivative assets and liabilities are as follows:

Gross Amounts of Assets and Liabilities Presented in the Statement of Financial Condition
	Assets[a]	Liabilities[a]
Derivatives
Swap Contracts	$—	$—

[a]	Absent an event of default or early termination, OTC derivative assets and liabilities are presented gross and not offset in the Statement of Financial Condition.

At June 30, 2017, the Fund’s OTC derivative assets, which may offset against the Fund’s OTC derivative liabilities and collateral received from the counterparty, are as follows:

Amounts Not Offset in the Statement of Financial Condition
	Gross Amounts of Assets Presented in the Statement of Financial Condition	Financial Instruments Available for Offset	Financial Instruments Collateral Received	Cash Collateral Received	Net Amount
Counterparty
Merrill Lynch International	$—	$—	$—	$—	$—

At June 30, 2017, the Fund’s OTC derivative liabilities, which may offset against the Fund’s OTC derivative assets and collateral pledged from the counterparty, are as follows:

Amounts Not Offset in the Statement of Financial Condition
	Gross Amounts of Liabilities Presented in the Statement of Financial Condition	Financial Instruments Available for Offset	Financial Instruments Collateral Pledged	Cash Collateral Pledged	Net Amount
Counterparty
Merrill Lynch International	$—	$—	$—	$—	$—

9.	Indemnification

The Sponsor and each of its shareholders, members, directors, officers, employees, affiliates and subsidiaries will be indemnified by the Trust and held harmless against any losses, liabilities or expenses incurred in the performance of its duties under the Declaration of Trust without gross negligence, bad faith or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising under the Declaration of Trust. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for in the Declaration of Trust. Such indemnity includes payment from the Fund of the costs of expenses incurred in defending against any indemnified claim or liability under the Declaration of Trust.

The Trustee and each of its officers, affiliates, directors, employees, and agents will be indemnified by the Trust from and against any losses, claims, taxes, damages, reasonable expenses, and liabilities incurred with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Declaration of Trust or the transactions contemplated thereby; provided that the indemnified party acted without willful misconduct, bad faith or gross negligence. The Sponsor will not be liable to the Trust, the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any gold bullion or other assets of the Fund. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, bad faith, or willful misconduct.

10.	Financial Highlights

The following presentation includes financial highlights related to investment performance and operations of a Share outstanding for the three and nine month periods ended June 30, 2017. The net investment loss and total expense ratios have been annualized. The total return at net asset value is based on the change in net asset value of a Share during the period and the total return at market value is based on the change in market value of a Share on the NYSE Arca during the period. An individual investor’s return and ratios may vary based on the timing of capital transactions.

	Three Months Ended Jun-30, 2017	Nine Months Ended Jun-30, 2017
Net Asset Value
Net asset value per Share, beginning of period	$124.07	$118.42

Net investment income/(loss)	(0.15)	(0.26)
Net Realized and Change in Unrealized Gain (Loss)	(5.33)	0.43

Net Income/(Loss)	(5.48)	0.17

Net asset value per Share, end of period	$118.59	$118.59

Market value per Share, beginning of period(1)	$124.39	$119.53

Market value per Share, end of period	$117.43	$117.43

Ratio to average net assets
Net Investment income/(loss)(2)	(0.50)%	(0.50)%

Gross expenses(2)	(0.50)%	(0.50)%

Net expenses(2)	(0.50)%	(0.50)%

Total Return, at net asset value(1)(3)	(4.42)%	0.14%

Total Return, at market value(1)(3)	(5.60)%	(1.76)%

(1)	Shares began publicly trading on January 30, 2017; therefore the Total Return, at net asset value and Total Return, at market value are based on the period of January 30, 2017 to June 30, 2017.
(2)	Percentages are annualized.
(3)	Percentages are not annualized.

No comparative has been provided as the Fund commenced operations on January 27, 2017.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This information should be read in conjunction with the financial statements and notes included in Item 1 of Part I of this Quarterly Report. The discussion and analysis that follows may contain trend analysis and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that reflect our current views with respect to future events and financial results. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “outlook” and “estimate” as well as similar words and phrases signify forward-looking statements. World Currency Gold Trust’s forward-looking statements are not guarantees of future results and conditions and important factors, risks and uncertainties may cause our actual results to differ materially from those expressed in our forward-looking statements.

Organization and Trust Overview

World Currency Gold Trust (the “Trust”) was organized as a Delaware statutory trust on August 27, 2014 and is governed by the Third Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”) dated as of January 6, 2017, between WGC USA Asset Management Company, LLC (the “Sponsor”) and the Delaware Trust Company (the “Trustee”). The Trust is authorized to issue an unlimited number of shares of beneficial interest (“Shares”). The beneficial interest in the Trust may be divided into one or more series. The Trust has established five separate series. The accompanying unaudited financial statements relate to the Trust and SPDR® Long Dollar Gold Trust (the “Fund”), currently the only operational series of the Trust, which commenced operations in the first calendar quarter of 2017. The fiscal year end of both the Trust and the Fund is September 30. The Fund will issue shares of beneficial interest (“Shares”), which represent units of fractional undivided beneficial interest in and ownership of only that Fund. The Trust has had no operations prior to January 27, 2017, other than matters relating to its organization, the registration of the Fund’s shares under the Securities Act of 1933, as amended, and the sale and issuance by the Fund on December 19, 2016 to WGC (US) Holdings, Inc., an affiliate of the Sponsor, of 10 Shares of the Fund at an aggregate purchase price of $1,000. The Fund’s Shares began trading on the NYSE Arca on January 30, 2017. As of August 2, 2017, the Fund has issued 160,000 shares, which are currently outstanding.

As of the date of this quarterly report, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co., LLC, and UBS Securities LLC are the Authorized Participants. An updated list of Authorized Participants can be obtained from the Administrator or the Sponsor.

The investment objective of the Fund is to seek to track the performance of the Solactive GLD® Long USD Gold Index (the “Index”), less Fund expenses. The Index seeks to track the daily performance of a long position in physical gold, as represented by the LBMA Gold Price AM, and a short position in a basket of non-U.S. currencies (i.e., a long U.S. dollar (“USD”) exposure versus the basket (“FX Basket”)). Those non-U.S. currencies, which are weighted according to the Index, consist of the following: euro, Japanese yen, British pound sterling, Canadian dollar, Swedish krona and Swiss franc (each, a “Reference Currency”).

In general, the USD value of an investment in Shares of the Fund is expected to increase when both the price of gold goes up and the value of the USD increases against the value of the Reference Currencies comprising the FX Basket (as weighted in the Index). Conversely, the USD value of an investment in Shares, in general, is expected to decrease when the price of gold goes down and the value of the USD decreases against the value of the Reference Currencies comprising the FX Basket (as weighted in the Index). If the price of gold increases and the value of the USD decreases against the value of the Reference Currencies comprising the FX Basket, or vice versa, the net impact of these changes will determine the NAV of the Fund on a daily basis.

Investing in the Shares does not insulate the investor from certain risks, including price volatility. The following chart illustrates the movement in the market price of the Shares and NAV of the Shares against the Index as well as the corresponding gold price (per 1/10 of an oz. of gold) since the day the Shares first began trading on the NYSE Arca:

NAV& Index v. gold price from January 30, 2017 to June 30, 2017

*	Index and gold price data have been normalized based on GLDW NAV price per share on January 30, 2017 for comparison purposes.

Source: Bloomberg, ICE Benchmark Administration, Solactive AG

Gold Delivery Agreement Activity

The Gold Delivery Agreement is an agreement between the Fund and the Gold Delivery Provider pursuant to which gold is delivered to or from the Fund to reflect the Fund’s gains and losses with respect to the Reference Currencies comprising the FX Basket. The amount of gold bullion transferred under the Gold Delivery Agreement (the “Daily Deliverable Amount”) essentially is equivalent to the Fund’s profit or loss as if the Fund had exchanged the Reference Currencies for USDs in an amount equal to the Fund’s holdings of gold bullion on such day. In general, if there is a currency gain (i.e., the value of the USD against the Reference Currencies comprising the FX Basket increases), the Fund will receive gold bullion. In general, if there is a currency loss (i.e., the value of the USD against the Reference Currencies comprising the FX Basket decreases), the Fund will deliver gold bullion. In this manner, the amount of gold bullion held by the Fund will be adjusted to reflect the daily change in the value of Reference Currencies comprising the FX Basket against the USD. For more information about the Gold Delivery Agreement, see Note 2.5 to the unaudited financial statements.

From January 30, 2017 (the date the shares began trading on the NYSE Arca) to June 30, 2017, the Daily Deliverable Amount (gross less the fee paid to the Gold Delivery Provider) under the Gold Delivery Agreement ranged from 243.736 ounces of gold bullion delivered to 155.187 ounces of gold bullion received, having corresponding market values, respectively, of $305,060 and $197,747. Over that same period, the Fund delivered a net amount of 1,058.162 ounces of gold bullion, having a corresponding market value of $1,331,260.

Critical Accounting Policy

Valuation of Gold, Definition of NAV

The Fund’s policy is to value the investment in gold bullion at fair value. The Administrator will value the gold held by the Fund on the basis of the price of an ounce of gold as determined by ICE Benchmark Administration Limited (“IBA”), a benchmark administrator, which provides an independently administered auction process, as well as the overall administration and governance for the LBMA Gold Price. The net asset value (“NAV”) of the Fund is the aggregate value of the Fund’s assets, including Gold Delivery Agreement less its liabilities. In determining the NAV of the Fund, the Administrator values the gold held by the Fund on the basis of the price of an ounce of gold determined by the IBA 10:30 AM auction process (“LBMA Gold Price AM”), which is an electronic auction, with the imbalance calculated and the price adjusted in rounds (45 seconds in duration). The auction runs twice daily at 10:30 AM and 3:00 PM London time. The Administrator determines the NAV of the Fund on each day the NYSE Arca is open for regular trading, generally as of 12:00 PM New York time. If no LBMA Gold Price AM is made on a particular evaluation day or if the LBMA Gold Price PM has not been announced by 12:00 PM New York time on a particular evaluation day, the next most recent LBMA Gold Price AM will be used in the determination of the NAV of the Fund, unless the Administrator, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for such determination.

Once the value of the gold has been determined, the Administrator subtracts all estimated accrued expenses and other liabilities of the Fund from the total value of the gold and all other assets of the Fund. The resulting figure is the NAV of the Fund. The NAV of the Fund is used to compute the Sponsor’s fee. The Administrator determines the NAV per Share by dividing the NAV of the Fund by the number of Shares outstanding as of the close of trading on NYSE Arca.

Results of Operations

The Fund commenced operations on January 27, 2017 and in the period from then to June 30, 2017, 220,000 Shares (22 Creation Units) were created in exchange for 22,072.0 ounces of gold, and 37.07 ounces of gold were sold to pay expenses.

At June 30, 2017, the Custodian held 21,100.4 ounces of gold on behalf of the Fund in its vault, 100% of which is allocated gold in the form of London Good Delivery gold bars including gold payable, if any, with a market value of $26,233,098 (cost — $25,482,192) based on the LBMA Gold Price AM on June 30, 2017. Through the date of this report, (i) 109.0 ounces of gold were payable by the Custodian in connection with the settlement of the Gold Delivery Agreement and (ii) the Fund has used no subcustodians.

On March 14, 2017, Inspectorate International Limited, a precious metals auditor, concluded the annual random sample count of the Fund’s gold bullion held by the Custodian. The results can be found on www.spdrgoldshares.com.

Cash Resources and Liquidity

At June 30, 2017, the Fund did not have any cash balances. When selling gold to pay expenses, the Administrator endeavors to sell the smallest amount of gold needed to pay expenses in order to minimize the Fund’s holdings of assets other than gold. As a consequence, we expect that the Fund will not record any net cash flow from its operations and that its cash balance will be zero at the end of each reporting period.

Analysis of Movements in the Price of Gold

As movements in the price of gold are expected to directly affect the price of the Fund’s Shares, investors should understand and follow movements in the price of gold. Investors should be aware that past movements in the gold price are not indicators of future movements.

The following chart shows movements in the price of gold based on the LBMA Gold Price AM in U.S. dollars per ounce over the period from January 30, 2017 (the first date Shares began trading on the NYSE Arca) to June 30, 2017.

Daily gold price – January 30, 2017 to June 30, 2017

The average, high, low and end-of-period gold prices for the periods from January 30, 2017 through June 30, 2017, based on the LBMA Gold Price AM were:

Period	Average	High	Date	Low	Date	End of period	Last business day(1)

January 30, 2017 to March 31, 2017	$1,230.10	$1,256.90	Mar 27, 2017	$1,189.85	Jan 30, 2017	$1,241.70	Mar 31, 2017

April 1, 2017 to June 30, 2017	$1,257.49	$1,292.70	Jun 07, 2017	$1,221.00	May 11, 2017	$1,243.25	Jun 30, 2017

(1)	The end of period gold price is the LBMA Gold Price AM on the last business day of the period. This is in accordance with the Declaration of Trust and the basis used for calculating the NAV of the Fund.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

The Fund is a passive investment vehicle. It is not actively managed and is designed to track the Index during periods in which the Index is flat or declining as well as when the Index is rising. Accordingly, fluctuations in the value of gold bullion and/or the value of USD relative to the Reference Currencies will affect the value of the Shares.

Item 4.	Controls and Procedures

Disclosure Controls and Procedures

The duly authorized officers of the Sponsor, performing functions equivalent to those a principal executive officer and principal financial officer of the Trust would perform if the Trust had any officers, have evaluated the effectiveness of the Trust’s and the Fund’s disclosure controls and procedures, and have concluded that the disclosure controls and procedures of the Trust and the Fund were effective as of the end of the period covered by this report. Such disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed in the reports that the Trust files or submits under the Securities Exchange Act of 1934, as amended, are recorded, processed, summarized and reported, within the time period specified in the applicable rules and forms, and that such information is accumulated and communicated to the duly authorized officers of the Sponsor performing functions equivalent to those a principal executive officer and principal financial officer of the Trust would perform if the Trust had any officers, and to the Audit Committee of the Sponsor, as appropriate, to allow timely decisions regarding required disclosure.

Internal Control over Financial Reporting

There has been no change in the internal control over financial reporting of the Trust or the Fund that occurred during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting.

PART II - OTHER INFORMATION:

Item 1.	Legal Proceedings

None.

Item 1A.	Risk Factors

Change in Settlement Cycle

On March 22, 2017, the Securities and Exchange Commission, or the SEC, adopted an amendment to shorten by one business day the standard settlement cycle for most broker-dealer securities transactions. Currently, the standard settlement cycle for these transactions is three business days, known as T+3. The amended rule shortens the settlement cycle to two business days, T+2. This change in the settlement cycle will both affect the creation and redemption procedures for trading in the Shares. Compliance with the new settlement cycle will go into effect on September 5, 2017.

You should carefully consider the risks described under “Risk Factors” in our prospectus dated January 27, 2017, filed pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission, file number 333-206640, which could materially affect our business, financial condition or future results and are not the only risks facing the Trust. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

a)	None.

b)	Not applicable.

c)	Not applicable.

Item 3.	Defaults Upon Senior Securities

None.

Item 4.	Mine Safety Disclosures

None.

Item 5.	Other Information

The Fund and the Gold Delivery Provider executed an amendment, dated July 13, 2017, to the Gold Delivery Agreement. The purpose of the amendment is to enable the Gold Delivery Provider to comply with regulatory changes applicable to swap dealers and margin requirements for swaps. The amendment is attached hereto as Exhibit 10.1. The Sponsor does not expect that margin will be required pursuant to the Gold Delivery Agreement and does not expect the amendment to have a material effect on the Fund’s operations.

Item 6.	Exhibits

The exhibits listed on the accompanying Exhibit Index, and such Exhibit Index, are filed or incorporated by reference as a part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned in the capacities* indicated thereunto duly authorized.

WGC USA Asset Management Company, LLC
Sponsor of the World Currency Gold Trust
(Registrant)

/s/ Joseph R Cavatoni
Joseph R Cavatoni
Principal Executive Officer

/s/ Samantha McDonald
Samantha McDonald
Chief Financial Officer and Treasurer (Principal Financial Officer)

Date: August 4, 2017

*	The registrant is a trust and the persons are signing in their capacities as officers of WGC USA Asset Management Company, LLC the Sponsor of the registrant.

EXHIBIT INDEX

Pursuant to Item 601 of Regulation S-K

Exhibit No.	Description of Exhibit

10.1	Amendment Agreement dated July 13, 2017 to the Gold Delivery Agreement, dated December 28, 2016.

31.1	Certification of Principal Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as amended, with respect to the Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

31.2	Certification of Principal Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as amended, with respect to the Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

32.1	Certification of Principal Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, with respect to the Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

32.2	Certification of Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, with respect to the Trust’s Quarterly Report on Form 10-Q for the quarter ended to June 30, 2017.

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

*	Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

Exhibit 10.1

Amendment Agreement (“Agreement”)

Dated: 13 July, 2017

Between:

(A)	Merrill Lynch International, a company organized under the laws of England and Wales, (“Party A”); and

(B)	SPDR® Long Dollar Gold Trust (the “Fund”), a series of World Currency Gold Trust (the “Trust”) a statutory trust organized under the laws of the State of Delaware (“Party B”),

each a “Party” and together the “Parties”.

Whereas:

Party A and Party B entered into an ISDA Master Agreement and Schedule (the “ISDA”) dated as of 28 December, 2016. Party A and Party B wish to amend the ISDA in accordance with this Agreement; and to make further changes in accordance with recent changes to the regulatory environment.

(1)	Definitions and Interpretation

Terms used in this Agreement, unless otherwise defined, shall have the same meanings as are set out in the ISDA.

(2)	Effectiveness

Party A and Party B agree as follows:

(a)	That the ISDA and the Master Confirmation shall be amended as set out in Schedule One hereto.

(b)	The arrangements in respect of variation margin in accordance with the requirements of 17 CFR Part 23 (Swap Dealers and Major Swap Participants) Subpart E (Capital and Margin Requirements for Swap Dealers and Major Swap Participants) shall be as set out in Schedule Two hereto.

(c)	To enter into the Variation Margin CSA as set out in Schedule Three hereto.

Each of which shall apply with effect from the date of this Agreement.

(3)	Continuation

This Agreement amends the ISDA and, as amended hereby, the ISDA will remain in full force and effect. Any Transactions outstanding as at the date hereof shall continue in existence thereafter as though the same were Transactions for the purposes of the amended ISDA.

(4)	Counterparts

This Agreement may be executed in any number of counterparts, and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same binding agreement between the Parties.

(5)	Applicable Law and Jurisdiction

This Agreement shall be construed in accordance with, and this Agreement and all claims and causes of action arising out of the transactions contemplated hereby shall be governed by, the laws of the State of New York (other than choice of law rules that would require the application of the laws of any other jurisdiction). Pursuant to Section 5-1402 of the New York General Obligations Law, all actions or proceedings arising in connection with this Agreement shall be tried and litigated in state or federal courts located in the borough of Manhattan, New York City, State of New York. Each Party hereto waives any right it may have to assert the doctrine of forum non conveniens, to assert that it is not subject to the jurisdiction of such courts or to object to venue to the extent any proceeding is brought in accordance with this section.

Merrill Lynch International	World Currency Gold Trust, acting in respect of SPDR® Long Dollar Gold Trust

/s/ Kamal Gajree	/s/ Gregory S. Collett

Title: Authorised Signatory Date: 13 July 2017	Title: Vice President Date: 7.19.17 Authorized to sign on behalf of the Trust in this capacity since an officer of Trust’s Sponsor

1 | Page

SCHEDULE ONE

Amendments to the ISDA

The Parties agree that the ISDA shall be amended as follows:

(1)	At page 30 of the ISDA, the “Termination Date” section within the “Commercial Terms” section of the Master Confirmation, forming Appendix I to the ISDA (and dated 28 December, 2016) shall be deleted in its entirety and replaced as follows:

Termination Date:

In respect of each Transaction, the DDA Delivery Date.

Provided that, to the extent necessary to discharge any Final Delivery Amount, this shall include each such DDA Delivery Date following an Early Termination Date.

(2)	At page 30 of the ISDA, the “Delivery Dates” section within the “Commercial Terms” section of the Master Confirmation, forming Appendix I to the ISDA (and dated 28 December, 2016) shall be deleted in its entirety and replaced as follows:

Delivery Dates:

In respect of a Transaction, the DDA Delivery Date; where the “Bullion Transaction Settlement Date” shall be that day which is two (2) Commodity Business Days following the Pricing Day on which the Fee Embedded Index Price and the Total Number of Shares has been calculated for that Transaction in accordance with Part 8 of the Agreement.

Provided that, to the extent necessary to discharge any Final Delivery Amount, this shall include each such DDA Delivery Date following an Early Termination Date.

The Parties agree that the Master Confirmation shall be amended as follows:

(1)	That the “Termination Date” section within the “Commercial Terms” section of the Master Confirmation, shall be deleted in its entirety and replaced as follows:

Termination Date:

In respect of each Transaction, the DDA Delivery Date.

Provided that, to the extent necessary to discharge any Final Delivery Amount, this shall include each such DDA Delivery Date following an Early Termination Date.

(2)	That the “Delivery Dates” section within the “Commercial Terms” section of the Master Confirmation, shall be deleted in its entirety and replaced as follows:

Delivery Dates:

In respect of a Transaction, the DDA Delivery Date; where the “Bullion Transaction Settlement Date” shall be that day which is two (2) Commodity Business Days following the Pricing Day on which the Fee Embedded Index Price and the Total Number of Shares has been calculated for that Transaction in accordance with Part 8 of the Agreement.

Provided that, to the extent necessary to discharge any Final Delivery Amount, this shall include each such DDA Delivery Date following an Early Termination Date.

2 | Page

SCHEDULE TWO

Agreement in respect of Variation Margin per 17 CFR Part 23 (Swap Dealers and Major Swap Participants) Subpart E (Capital and Margin Requirements for Swap Dealers and Major Swap Participants)

1.	Party A classification

1.1	Party A is provisionally registered as a swap dealer with the U.S. Commodity Futures Trading Commission (the “CFTC”). Accordingly, Party A is subject to the CFTC Margin Requirements for Uncleared Swaps for Swap Dealers and Major Swap Participants (“Covered Swap Entities”) under the Final Rules as published in the Federal Register on January 6, 2016, Fed. Reg. Vol. 81, No. 3, pp 636 et seq. (the “CFTC Margin Rules”) (as such laws may be updated, interpreted, amended, modified or supplemented from time to time). The CFTC Margin Rules generally require that, in the case of non-centrally cleared swap transactions (referred to in the CFTC Margin Rules as “uncleared swaps”) between, among other entities, swap dealers subject to the CFTC’s jurisdiction and certain types of counterparties, both parties to the swap transaction collect and post variation margin in respect of their aggregate exposure under the relevant swaps.

2.	Party B classification

2.1	Party B has classified itself, pursuant to the ISDA standard form Regulatory Margin Self-Disclosure Letter (published on 30th June, 2016 by the International Swaps and Derivatives Association, Inc. (“ISDA”)), as an NFC- for the purposes of the European Market Infrastructure Regulation No 648/2012 (“EMIR”) (as such laws and regulations may be updated, interpreted, amended, modified or supplemented from time to time), and as a “financial end user” for the purposes of the CFTC Margin Rules; and is a Commodity Pool and US Person for purposes of the CFTC Margin Rules.

3.	Physical gold settlement under the ISDA

3.1	Pursuant to the ISDA entered into between the Parties:

(a)	There is a requirement, each day, for the delivery of an amount of physical gold linked to the performance of components of the Solactive GLD® Long USD Gold Index (the “Index”).

(b)	The referenced Index Methodology of the Index aims to track the daily performance of a hypothetical long position in physical gold and a short position in a basket of non-USD currencies (the “FX Basket”). The specific currencies and weights of the FX Basket are: (i) Euro (57.6%), (ii) Japanese Yen (13.6%), (iii) British Pound Sterling (11.9%), (iv) Canadian Dollar (9.1%), (v) Swedish Krona (4.2%) and (vi) Swiss Franc (3.6%). Each of physical gold and the non-USD currencies in the FX Basket are an “Index Component”. Pursuant to the ISDA, Party B causes the index provider to deliver the value of the Index to Party A by 5:30 am New York time on each Index Business Day (being any day that is a New York Business Day, London Business Day, Gold Business Day, and FX Basket Business Day).

(c)	Thereafter, on each Pricing Day (being each New York Business Day), Party A is required to calculate the Fee Embedded Index Price and Total Number of Shares pursuant to a formula contained in Part 8(b) of the ISDA and is then required to provide Party B with an Adjustment Notice setting forth those amounts by 6:30 am New York time on that Pricing Day.

(d)	Each such Adjustment Notice is provided on each Pricing Day and references a Trade Date of “T”. The details of the amounts in such Adjustment Notice have the nature of being inputs only which are then used to calculate the actual delivery requirements of each Transaction.

(e)	Provided that there are no objections to the Adjustment Notice, then the inputs from the Adjustment Notice are translated into the actual delivery requirement for the applicable Transaction; which is expressed as the Daily Delivery Amount, and which is calculated and initially set forth in an Excel file transmitted by Party A to Party B on the Trade Date of “T”.

(f)	Where the Daily Delivery Amount is: (i) a positive amount, the amount of ounces of physical gold are to be delivered from Party A to Party B on the relevant Bullion Transaction Settlement Date (the “DDA Delivery Date”); and (ii) a negative amount, the absolute value of ounces of physical gold are to be delivered from Party B to Party A on the DDA Delivery Date. In each case, the settlement date is T+2 in accordance with the normal market convention for completion of delivery in respect of physical gold transactions.

(g)	Any delivery of physical gold on a DDA Delivery Date is to be: (i) on an unallocated basis; (ii) delivered to HSBC, acting as custodian.

(h)	Together, the Master Confirmation, Adjustment Notice and Invoice form the Confirmation of a transaction under the ISDA (each, a “Transaction”). As such, it is not until the values for each of the Adjustment Notice and the Invoice are determined that a Transaction comes into effect as between the Parties.

3 | Page

(i)	Notwithstanding paragraph (h), as a result of the different times for publication of each Index Component, in order to ensure that the value of each Index Component is appropriately captured within its booking systems, Party A for its convenience books an index swap transaction in its system as at that date immediately prior to each Trade Date (“T-1”) – this ensures that each of the settled prices of the FX Basket can be captured in Party A’s system overnight (GMT time) and can then be added together with the publication of the settlement price of the physical gold Index Component during its morning fixing at 9 am (GMT time) on the Trade Date of “T”. As a consequence, in the booking systems for Party A, the timeline proceeds as follows:

(i)	On T-1: the index swap is booked into the system, awaiting the overnight (GMT time) flow of each of the settled prices of the FX Basket.

(ii)	On T (or T+1 from the booking date): the index provider delivers the value of the Index. The process for exchange of the Adjustment Notice proceeds as outlined in the above paragraphs.

(iii)	On T (or T+1 from the booking date): simultaneously with (ii), the publication of the settlement price of the physical gold Index Component is fed into the formula for calculation of the Fee Embedded Index Price and Total Number of Shares.

(iv)	On T+1 (or T+2 from the booking date): the values in the Fee Embedded Index Price and Total Number of Shares are translated into the actual delivery requirement for physical gold.

(v)	On T+2 (or T+3 from the booking date): the relevant value of ounces of physical gold are delivered on the DDA Delivery Date in accordance with normal market convention.

Per the above, the bookings, undertaken for the purposes of sweeping up the relevant price elements of the Index Components for the operational convenience of Party A, have an earlier timeline than that for the actual Transaction and the parties agree that the date of execution for a Transaction is as determined pursuant to the CFTC Margin Rules and not as of the time when Party A books for its own convenience a swap that is not the actual Transaction.

4.	Application to the CFTC Margin Rules

4.1	If and to the extent that the variation margin provisions of the CFTC Margin Rules are generally applicable to uncleared swaps entered into between Party A and Party B and executed on or after March 1, 2017; and to the extent the CFTC Margin Rules require the collection or posting of variation margin in respect of such uncleared swaps, then, accordingly, the Parties acknowledge and agree as follows:

(a)	The CFTC Margin Rules at Regulation §23.153(a) provide for a covered swap entity to determine (and collect or post, as necessary) the variation margin amount on or before the business day after the day of execution of an uncleared swap between that covered swap entity and any counterparty that is a swap entity or a financial end user. Pursuant to the CFTC Margin Rules at Regulation §23.153(d), the covered swap entity may calculate and comply with the applicable variation margin requirements on an aggregate basis with respect to all uncleared swaps executed pursuant to an eligible master netting agreement between that covered swap entity and a counterparty. For these purposes, the Parties have made the assumption, as between themselves, that the “day of execution” for the purposes of the CFTC Margin Rules is not necessarily equivalent to the day of booking, but is to be the day on which the Transaction comes into effect.

(b)	In addition, the CFTC Margin Rules at Regulation §23.153(e) provide that such covered swap entity shall not be deemed to have violated the obligation to collect or post such variation margin where the counterparty has refused or has otherwise failed to provide or to accept the required variation margin to or from the covered swap entity and such covered swap entity has either: (i) made the necessary efforts to collect or post the required variation margin including the timely initiation of formal dispute resolution mechanisms; or (ii) has commenced termination of the uncleared swap promptly following the applicable cure period.

(c)	As such, Party A is under a duty to determine (and collect or post, as necessary) the variation margin amount on “T+1” in respect of each uncleared swap entered into under the ISDA between Party A and Party B. The amount of such variation margin that is to be collected or posted (as applicable) is to be calculated by Party A as being equal to the cumulative mark-to-market change in value of the relevant Transaction.

(d)	At the point of calculation of the value of such variation margin amount by Party A (i.e., on day “T+1”), in the normal course of events, the agreement of the amounts stated in the Adjustment Notice as between Party A and Party B are thereafter converted, as at day “T+1”, from the nominal exposure values represented by the Fee Embedded Index Price and Total Number of Shares (the “Exposure Values”) into a physical delivery amount of gold, the settlement date for which is the DDA Delivery Date (being “T+2”).

4 | Page

5.	Obligations in respect of calculation of variation margin

(a)	With respect to each Transaction, on each business day beginning with the first day that is both a New York Business Day and a London Business Day following the execution of such Transaction (the date of such execution being determined in accordance with the CFTC Margin Rules), Party A shall determine, in accordance with the requirements of the CFTC Margin Rules, the amount of variation margin which is required to be collected or, as applicable, posted, in respect of each Transaction. Party A will consider each relevant Transaction together on a net basis (i.e., on a portfolio basis), in accordance with the CFTC Margin Rules.

(b)	In undertaking the calculation of the amount of variation margin which is to be collected or posted, it is acknowledged that the effective conversion of the Exposure Values into an amount of ounces of physical gold which is to be delivered from Party A to Party B on the applicable DDA Delivery Date shall result in the reduction of such variation margin requirement in respect of the applicable Transaction(s) to zero. Accordingly, delivery of the corresponding Daily Delivery Amount shall extinguish any requirement to provide variation margin in respect thereof as set out above. For the avoidance of doubt, the conversion of the Exposure Values into an amount of ounces of physical gold shall occur on that date and at that time at which the Bank of New York Mellon (acting as securities intermediary) sends a SWIFT message to HSBC (acting as custodian) instructing HSBC to transfer such physical gold from one Party to the other. The process for such messaging shall, under normal circumstances, be as follows: (i) Bank of New York Mellon (acting as securities intermediary) shall send a SWIFT message to HSBC (acting as custodian) during London business hours; (ii) HSBC shall thereafter confirm via email to Party A and Party B at an address specified by the relevant party that such instruction has been received and, in the case of a delivery of physical gold, that enough physical gold is in the relevant account in order to deliver that amount of physical gold specified in the SWIFT message (either on that same day if the SWIFT message is received by HSBC during London business hours, or on the immediately following day if the SWIFT message is received by HSBC outside of London business hours from Bank of New York Mellon).

(c)	Nevertheless, in any circumstance where Party A determines, upon the advice of independent counsel and based only upon a change in applicable law or regulation, that it is required to collect variation margin in respect of one or more Transactions as set out above, it may notify Party B accordingly, and Party B shall either (i) provide the required amount of variation margin in the form of margin eligible for the purposes of and in accordance with the timing and other requirements of the CFTC Margin Rules or (ii) terminate the applicable Transaction. Where Party B has failed to provide any variation margin as required pursuant to a notification of Party A, and such failure continues for a period of five (5) days that are both New York Business Days and London Business Days following the last date on which such margin could be provided in compliance with the CFTC Rules, Party A may (but, for clarification, shall not be obliged to save to the extent that it determines otherwise in accordance with the CFTC Margin Rules) terminate the relevant Transaction in accordance with the CFTC Margin Rules. Party A acknowledges and agrees that such termination of the relevant Transaction shall be its sole remedy in respect of any failure of Party B to provide variation margin.

6.	Modifications

6.1	In the event that Party A determines, upon the advice of independent counsel and based only upon a change in applicable law or regulation, that the application of the CFTC Margin Rules to it would require any modification to any provision set out in this Schedule Two, then it may notify Party B accordingly and the Parties shall use reasonable efforts to agree the terms of such modification, acting in good faith.

5 | Page

SCHEDULE THREE

Format of the Variation Margin CSA

6 | Page

International Swaps and Derivatives Association, Inc.

2016 CREDIT SUPPORT ANNEX FOR

VARIATION MARGIN (VM)

dated as of 13 July, 2017 (the “Effective Date”)

to the Schedule to the ISDA Master Agreement

dated as of 28th December, 2016

between

Merrill Lynch International	and	World Currency Gold Trust, acting in respect of SPDR® Long Dollar Gold Trust
(“Bank”)		(“Counterparty”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party. References to “Party A” and “Party B” in the above-referenced Agreement shall be construed as references to either the Bank or the Counterparty, depending on which of the Bank or the Counterparty is specified as Party A or Party B in the Agreement. This Annex will become effective on the Effective Date, notwithstanding that this Annex may have been executed before such date.

Accordingly, the parties agree as follows:—

Paragraph 1. Interpretation

(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support (VM) is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support (VM) will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

7 | Page

Paragraph 13. Elections and Variables

(a)	Base Currency and Eligible Currency.

(i)	“Base Currency” means United States Dollars (USD).

(ii)	“Eligible Currency” means the Base Currency and each other currency specified here: None Specified.

(b)	“Covered Transactions”; “Exposure”.

(i)	The term “Covered Transactions” as used in this Annex includes any Transaction that is entered into on or after 1 March 2017, except as otherwise provided in the Confirmation of such Transaction. For the purposes of the foregoing, a Transaction will be deemed to be entered into on or after the date specified in this Paragraph 13(b)(i) if an amendment, novation or other lifecycle event with respect to such Transaction would cause such Transaction to be entered into after such date under law applicable to either party requiring the collection or delivery of variation margin.

(ii)	The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to the Bank: None Specified.

With respect to the Counterparty: None Specified.

(iii)	“Exposure” has the meaning specified in Paragraph 12.

(c)	Credit Support Obligations.

(i)	Delivery Amount (VM) and Return Amount (VM).

(A)	“Delivery Amount (VM)” has the meaning specified in Paragraph 3(a).

(B)	“Return Amount (VM)” has the meaning specified in Paragraph 3(b).

(ii)	Eligible Credit Support (VM). Subject to Paragraph 11(g), if applicable, and each Credit Support Eligibility Condition (VM) applicable to it specified in Paragraph 13, if any, the following items will qualify as “Eligible Credit Support (VM)” for the party specified (as the Pledgor):

	Bank	Valuation Percentage	Counterparty	Valuation Percentage
Cash in an Eligible Currency	Applicable	100%	Applicable	100%
Gold	Applicable	85%	Applicable	85%

(iii)	Legally Ineligible Credit Support (VM). The provisions of Paragraph 11(g) will apply to each party as the Secured Party.

(A)	“Total Ineligibility Date” has the meaning specified in Paragraph 11(g), unless otherwise specified here: Not Specified.

(B)	“Transfer Ineligibility Date” has the meaning specified in Paragraph 11(g), unless otherwise specified here: Not Specified.

(iv)	Credit Support Eligibility Conditions (VM). The following conditions will each be a “Credit Support Eligibility Condition (VM)” for the party specified. Any item will not qualify as Eligible Credit Support (VM) if such item does not satisfy each Credit Support Eligibility Condition (VM) applicable to it.

None applicable.

(v)	“Valuation Percentage”; “FX Haircut Percentage”

(A)	“Valuation Percentage” means, with respect to each party (as the Pledgor) and item of Eligible Credit Support (VM), the percentage (expressed as a decimal) specified in Paragraph 13(c)(ii), provided that if nothing is specified in Paragraph 13(c)(ii), the Valuation Percentage will be 100%. If at any time the Valuation Percentage assigned to an item of Eligible Credit Support (VM) with respect to a party (as the Pledgor) under this Annex is greater than the maximum permitted valuation percentage (prescribed or implied) for such item of collateral under any law, regulatory guideline, policy, manual, standard or statement applicable to a party, then the Valuation Percentage with respect to such item of Eligible Credit Support (VM) will be such maximum permitted valuation percentage.

(B)	“FX Haircut Percentage” means, with respect to each party (as the Pledgor) and an item of Eligible Credit Support (VM), 0%, provided that if the Eligible Credit Support (VM) is non-cash Eligible Credit Support (VM) and the currency in which such non-cash Eligible Credit Support (VM) is denominated does not match an Eligible Currency, the FX Haircut Percentage for that form of Eligible Credit Support (VM) will be 8%.

8 | Page

(vi)	Other Eligible Support (VM) The following items will qualify as “Other Eligible Support (VM)” for the party specified (as the Pledgor): None specified.

(vii)	Minimum Transfer Amount.

(A)	“Minimum Transfer Amount” means, with respect to Bank: 500,000 units of the Base Currency.

“Minimum Transfer Amount” means, with respect to Counterparty: 500,000 units of the Base Currency.

(B)	Rounding.

(1)	the Delivery Amount (VM) will be rounded up to the nearest integral multiple of 10,000 units of the Base Currency; and

(2)	the Return Amount (VM) will be rounded down to the nearest integral multiple of 10,000 units of the Base Currency.

(viii)	Transfers. “Regular Settlement Day” has the meaning specified in Paragraph 12, unless otherwise specified here: None specified.

(d)	Valuation and Timing.

(i)	“Valuation Agent” means, for purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3, and, for the purposes of Paragraph 6(d), the Secured Party, as applicable.

(ii)	“Valuation Date” means each day that is a day on which commercial banks are open for general business in at least one Valuation Date Location for the Bank and at least one Valuation Date Location for the Counterparty.

For purposes of determining the Valuation Date and clause (iii) of the definition of “Local Business Day” in Paragraph 12, “Valuation Date Location” means, with respect to each party, each city, region or country specified below:

Bank: New York

Counterparty: New York

(iii)	“Valuation Time” has the meaning specified in Paragraph 12, unless otherwise specified here: Not specified.

(iv)	“Notification Time” means 10:00 a.m., New York time, on a Local Business Day, unless otherwise specified here: Not specified.

(e)	Conditions Precedent and Secured Party’s Rights and Remedies

(i)	The provisions of Paragraph 4(a) will apply, unless otherwise specified here: Not specified.

(ii)	If the provisions of Paragraph 4(a) are applicable, the following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

Event	Bank		Counterparty
Illegality	[ X	]	[ X	]
Force Majeure Event	[ X	]	[ X	]
Tax Event	[ X	]	[ X	]
Tax Event Upon Merger	[ X	]	[ X	]
Credit Event Upon Merger	[ X	]	[ X	]
Additional Termination Event(s)	[ X	]	[ X	]

(f)	Substitution

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii) unless otherwise specified here:

“Substitution Date” means the Local Business Day in New York on which the Secured Party is able to confirm irrevocable receipt of the Substitute Credit Support, provided that (x) such receipt is confirmed before 2:00 p.m. (New York time) on such Local Business Day in New York and (y) the Secured Party has received, before 1:00 p.m. (New York time) on the immediately preceding Local Business Day in New York, the notice of substitution described in Paragraph 4(d)(i).

(ii)	“Consent” If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).

The Pledgor is not required to obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).

9 | Page

(g)	Dispute Resolution.

(i)	“Resolution Time means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5, unless otherwise specified here: Not specified.

(ii)	Value. For the purpose of Paragraphs 5(iv)(A)(3) and 5(iv)(B), the Value of Posted Credit Support (VM) will be calculated as follows:

With respect to cash in any Eligible Currency, the Value will be calculated by the Valuation Agent as provided in the definition of “Value” in Paragraph 12.

(iii)	Alternative. The provisions of Paragraph 5 will apply, unless an alternative dispute resolution procedure is specified here: Not specified.

(h)	Holding and Using Posted Collateral (VM).

(i)	Eligibility to Hold Posted Collateral (VM); Custodians (VM). As long as the conditions set forth in clause (1) below are satisfied, the Bank will be entitled to hold Posted Collateral (VM) pursuant to Paragraph 6(b). As long as the conditions set forth in clause (2) below are satisfied, any Custodian (VM) for Bank shall be entitled to hold Posted Collateral (VM) pursuant to Paragraph 6(b):

(1)	The Bank, as the Secured Party, is not a Defaulting Party, and no Specified Condition has occurred and is continuing with respect to Bank.

(2)	The Custodian (VM): The Custodian (VM) is either:

(I)	a direct or indirect Affiliate of Bank of America Corporation, or

(II)	a domestic office of a commercial bank, trust company or financial institution organized under the laws of the United States (or any state or a political subdivision thereof) having (I) assets of at least $10 billion and (II) a long-term debt or deposit rating of at least (a) Baa2 from Moody’s and (b) BBB from S&P.

Initially, the Custodian (VM) for the Bank is: as may be specified in writing by Bank.

As long as the conditions set forth in clause (1) below are satisfied, Counterparty will be entitled to hold Posted Collateral (VM) pursuant to Paragraph 6(b). As long as the conditions set forth in clause (2) below are satisfied, any Custodian (VM) for Party B shall be entitled to hold Posted Collateral (VM) pursuant to Paragraph 6(b).

(1)	The Counterparty, as Secured Party, is not a Defaulting Party and no Specified Condition has occurred and is continuing with respect to Counterparty.

(2)	The Custodian (VM): The Custodian (VM) is a domestic office of a commercial bank, trust company or financial institution organized under the laws of the United States (or any state or a political subdivision thereof) having (1) assets of at least $10 billion and (2) a long term debt or deposit rating of at least (I) Baa2 from Moody’s and (II) BBB from S&P.

Initially, the Custodian (VM) for the Counterparty is: as may be specified in writing by Counterparty.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating business of such entity.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating business of such entity.

(ii)	Use of Posted Collateral (VM). The provisions of Paragraph 6(c) will apply to both parties.

(i)	Distributions and Interest Amount (VM).

The Distributions and Interest Amount (VM) provisions shall not apply.

(j)	Credit Support Offsets.

If specified here as applicable, then the “Credit Support Offsets” provisions in Paragraph 11(j) will apply: Not Applicable

(k)	Additional Representation(s).

None Specified.

(l)	Other Eligible Support (VM) and Other Posted Support (VM).

(i)	“Value” with respect to Other Eligible Support (VM) and Other Posted Support (VM) means: Not Specified.

(ii)	“Transfer” with respect to Other Eligible Support (VM) and Other Posted Support (VM) means: Not Specified.

10 | Page

(m)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

(n)	Addresses for Transfers.

Bank:                 To be advised

Counterparty:     To be advised

(o)	Other CSA. “Other CSA” has the meaning specified in Paragraph 12, unless otherwise specified here: None Specified.

(p)	Other Provisions.

(i)	2016 ISDA Credit Support Annex for Variation Margin (VM) (Bilateral Form—ISDA Agreements Subject to New York Law version).

Except as otherwise provided in this Paragraph 13, it is the intention of the parties that the printed form of Paragraphs 1 to 12 of the 2016 ISDA Credit Support Annex for Variation Margin (VM) (Bilateral Form – ISDA Agreements Subject to New York Law version) as published by the International Swaps and Derivatives Association, Inc. (“ISDA VM CSA Published Form”) shall apply to this Annex and in the event of any inconsistency between Paragraphs 1-12 of this Annex and the ISDA VM CSA Published Form, the ISDA VM CSA Published Form shall prevail.

(ii)	[DELETED]

(iii)	Representations.

Each party and the Investment Manager repeats on equivalent terms all representations made by it pursuant to the Agreement (as amended pursuant to the terms herein) and any letter to the Bank from the Investment Manager relating to its authority. For the avoidance of doubt, any terms in the Agreement (and, if applicable, any related letter) regarding the nature of Counterparty, the relationship between the Investment Manager and Counterparty or related rights and obligations of the parties (including, without limitation, any provisions with respect to several and not joint liability and the express identification of separate agreements for Counterparty) continue to apply to the Agreement as so amended by the terms herein, and on equivalent terms with respect to the matters set out herein.

(iv)	Entire Agreement. This Annex constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(v)	Counterparts. This Annex may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(vi)	Headings. The headings used in this Annex are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Annex.

(vii)	Governing Law. This Annex and any non-contractual obligations arising out of or in connection with it will be governed by and construed in accordance with the laws of the State of New York.

(ix)	Disclosure of Re-use Risks and Consequences. In accordance with Article 15 of the Securities Financing Transactions Regulation, Counterparty confirms that it has been duly informed by Bank of the risks and consequences that may be involved in consenting to a right of use of financial instruments received as collateral under a security collateral arrangement or of concluding a title transfer collateral arrangement (which are set out at: http://www.bofaml.com/SFTR_Information_Statement_EN, or as otherwise advised by Bank from time to time).

“Securities Financing Transactions Regulation” means Regulation (EU) 2015/2365 of the European Parliament and of the Council of 25 November 2015 on transparency of securities financing transactions and of reuse and amending Regulation (EU) No 648/2012.

(x)	Uniform Commercial Code. This Credit Support Annex is a “Security Agreement” as such term is defined in the New York Uniform Commercial Code.

(xi)

UK Financial Conduct Authority’s Client Money Rules 7.11.1R and 7.11.6G. Pursuant to the rights set out under Paragraph 6(c), full ownership of all Cash received from or on behalf of Counterparty and held by Bank under the terms of this Credit Support Annex will pass to Bank on receipt and will be held as collateral for Counterparty’s present and future obligations to Bank. In accordance with paragraphs 7.11.1R and 7.11.6G of the UK Financial Conduct Authority’s Client Money Rules (the “Rules”), such money will cease to be client money upon receipt and will not receive the client money protections conferred by the Rules. Consequently, by signing this Credit Support Annex, Counterparty acknowledges that full ownership of such cash will pass to Bank and be held as collateral as mentioned

11 | Page

above and will not be segregated from that of Merrill Lynch International, as would otherwise be required by the Rules, and will be used by Bank in the course of its own business. Counterparty will therefore rank as a general creditor of Bank. Counterparty may request in writing that the rights set out under Paragraph 6(c) are disapplied to this arrangement, which Bank will consider in good faith but which bank is not required to grant in any circumstances.

IN WITNESS WHEREOF the parties have executed this Annex on the respective dates specified below with effect from the date specified first on the first page of this Annex.

Merrill Lynch International	World Currency Gold Trust, acting in respect of SPDR® Long Dollar Gold Trust

/s/ Kamal Gajree	/s/ Gregory S. Collett

Title: Authorised Signatory Date: 13 July 2017	Title: Vice President Date: 7.19.17 Authorized to sign on behalf of the Trust in this capacity since an officer of Trust’s Sponsor

12 | Page

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Joseph R Cavatoni, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of the World Currency Gold Trust (the “Trust” or “registrant”) and SPDR® Long Dollar Gold Trust, (the “Fund”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d. Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the auditors of the registrant’s and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves persons who have a significant role in the registrant’s internal control over financial reporting.

Date: August 4, 2017

/s/ Joseph R Cavatoni*
Joseph R Cavatoni**
Principal Executive Officer

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.
**	The registrant is a trust and Mr. Cavatoni is signing in his capacity as Principal Executive Officer of WGC USA Asset Management Company, LLC, the Sponsor of the registrant.

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Samantha McDonald, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of the World Currency Gold Trust (the “Trust” or “registrant”) and SPDR® Long Dollar Gold Trust, (the “Fund”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d. Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the auditors of the registrant’s and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves persons who have a significant role in the registrant’s internal control over financial reporting.

Date: August 4, 2017

/s/ Samantha McDonald*
Samantha McDonald**
Chief Financial Officer and Treasurer (Principal Financial Officer)

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.
**	The registrant is a trust and Ms. McDonald is signing in her capacity as Chief Financial Officer and Treasurer of WGC USA Asset Management Company, LLC, the Sponsor of the registrant.

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of World Currency Gold Trust (the “Trust” or “registrant”) and SPDR® Long Dollar Gold Trust, (the “Fund”) on Form 10-Q for the quarter ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph R Cavatoni, principal executive officer of WGC USA Asset Management Company, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

/s/ Joseph R Cavatoni*
Joseph R Cavatoni**
Principal Executive Officer
August 4, 2017

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.
**	The registrant is a trust and Mr. Cavatoni is signing in his capacity as Principal Executive Officer of WGC USA Asset Management Company, LLC, the Sponsor of the Trust.

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of World Currency Gold Trust (the “Trust” or “registrant”) and SPDR® Long Dollar Gold Trust, (the “Fund”) on Form 10-Q for the quarter ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Samantha McDonald, chief financial officer and treasurer of WGC USA Asset Management Company, LLC, the sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

/s/ Samantha McDonald*
Samantha McDonald**
Chief Financial Officer and Treasurer (Principal Financial Officer)
August 4, 2017

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.
**	The registrant is a trust and Ms. McDonald is signing in her capacity as Chief Financial Officer and Treasurer of WGC USA Asset Management Company, LLC, the Sponsor of the Trust.